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                                                                Exhibit: 10.59FT

                        MASTER PROMISSORY NOTE AGREEMENT
                     FOR LOAN AND/OR CREDIT LINE AGREEMENTS
              BY AND BETWEEN FUTECH INTERACTIVE PRODUCTS, INC. AND
                     VINCENT W. GOETT AND RODERICK L. TURNER


$8,000,000                                               DATE: DECEMBER 15, 1998

         THIS IS AN AGREEMENT between FUTECH INTERACTIVE PRODUCTS, INC. ("Promisor") residing at 2999 N 44 Street, Suite 225, Phoenix, Arizona, 85018-7472 and VINCENT W. GOETT ("GOETT") AND RODERICK L. TURNER ("TURNER") (Goett and Turner are severally and jointly known as "Payee(s)"). The purpose of this Agreement is to restructure the maturity terms and conditions of currently existing loans and/or credit line agreements between the parties totaling a principal amount of $8 million "Principal"). This Agreement is based on the recent consolidation and restructuring of loans performed by The Chase Manhattan Private Bank ("Chase") for the Payees and seeks to match the repayment maturity terms under the restructured loans between Chase and Payees.

RECITALS:
---------

Subject to the terms and conditions of this Agreement:

     1. Payees restructured various loans and credit agreements with Chase as of December 14, 1998. The total amount of restructured loans and/or credit agreements was $9.850 million. Of the $9.850 million, $8.0 million are direct obligations between Promisor and Payees and are known as the Principal for purposes of this Agreement.

     2. Promisor and Payees mutually and severally agree that as of the Agreement date above, Promisor owes Payees a total of $8 million in principal per the terms of the restructured loans/credit agreements between Payees and Chase. This Principal consists of $5.5 million in obligations from 1997 and early 1998, $1.5 million in loans as of May 5, 1998 and a $1.0 million credit line agreement as of June 24, 1998. This Principal balance does not reflect the total indebtedness by Promisor to Payees either individually or jointly.

     3.   The new maturity date between Payees and Chase is December 15, 1999.

     4. Promisor and Payee(s), jointly and severally, desire to restructure and extend the original maturity date on the Principal balance of $8.0 million to reflect a new maturity date of December 15, 1999.

     5. Promisor desires to provide Payee(s) with additional stock options in consideration for Payees' willingness to extend the maturity date to December 15, 1999. Promisor will provide to Payee(s) or their designee(s), 8.0 (eight million) options of Promisor's common stock. The options are granted at an exercise price of $0.05 per share, the options become exercisable one year from the execution date of this Agreement and expire five years from the exercise date. The stock options will be initially issued to:

     -    Palmilla Management Trust, 4 million options

     -    R. Turner, 4 million options
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ATTORNEYS' FEES
---------------

     The prevailing party in any action to enforce the terms and conditions hereof shall be entitled to recover its reasonable attorneys' fees and court costs.

GENERAL
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1.   This Agreement is the entire agreement between the parties' upon the subject hereof and supersedes any prior or similar agreements upon the same subject

2. This Agreement shall inure to the benefit of, be binding upon and be enforceable by Payee(s), its nominees, successors, and assigns, and shall be binding upon and be enforceable by Futech, its nominees. successors, and assigns and legal representatives.

3. This Agreement shall be governed by and construed in accordance with the Federal law of the United States of America and the internal laws of the State of Arizona, without reference to the principles of conflicts of law.

4. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this agreement this the 15th day of December, 1998

"Goett" (Payee)                                     "Turner" (Payee)

/s/  Vincent W. Goett                              /s/ Roderick L Turner
------------------------                        ---------------------------

Vincent W. Goett                                    Roderick L Turner


"Futech" (Promisor)                            "Futech" (in witness of)


/s/ Fred B. Gretsch                             /s/ Fred B. Gretsch
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   Fred B. Gretsch, CFO                            Fred B. Gretsch, CFO
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  (Name and, Title)                                 (Name and, Title)











                 This Agreement consists of a total of 3 pages